Exhibit 99.1

IMPORTANT NOTICE TO DIRECTORS & OFFICERS REGARDING
RESTRICTIONS ON TRADING IN DTE ENERGY COMPANY SECURITIES

Reasons for the Notice and the Blackout Period

The purpose of this notice is to inform you of an impending “blackout period” under the savings plans listed below (together, the “Savings Plans”), which is required because the Savings Plans will be changing recordkeepers from Fidelity Investments to J.P. Morgan Retirement Plan Services effective November 9, 2010.

•	DTE Energy Company Savings and Stock Ownership Plan

•	DTE Energy Company Supplemental Savings Plan

•	DTE Energy Company Executive Deferred Compensation Plan

•	DTE Energy Company Executive Supplemental Retirement Plan

•	Detroit Edison Company Savings and Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America

•	Detroit Edison Company Savings and Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers

•	MichCon Investment and Stock Ownership Plan

During this blackout period, you may not engage in transactions involving any equity securities of DTE Energy Company (the “Company”) that you acquired in connection with your service or employment as a director or executive officer of the Company. This blackout period applies to you whether or not you participate in the Savings Plans described above.

Length of the Blackout Period

The blackout period for the Savings Plans will begin at 4 p.m. Eastern Time on November 2, 2010 and end during the week of November 14, 2010.

Restrictions on Savings Plan Participants

Savings Plans participants and beneficiaries will be unable to direct or diversify investments in their individual accounts or to obtain a distribution from the Savings Plans for a period while the services are being transitioned. 1

Further Restrictions on Directors and Executive Officers During the Blackout Period

During the Savings Plan blackout period, directors and executive officers of the Company will be subject to the trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. Subject to limited exceptions, these restrictions generally prohibit the direct or indirect purchase, sale, or other acquisition or transfer of any of the Company’s equity securities that you acquired in connection with your service or employment as a director or executive officer of the Company.

[1]	You should receive a separate notice providing more details about the effects of the transition on the Savings Plans in which you participate.

Please note the following:

•	“Equity securities” is defined broadly to include not only the Company’s common stock, but also stock options and other derivatives (including deemed investments in the Company’s common stock made through your account in the Supplemental Savings Plan, Executive Deferred Compensation Plan, Executive Supplemental Retirement Plan, or the DTE Energy Company Plan for Deferring the Payment of Directors’ Fees).

•	Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

•	Among other things, these rules prohibit exercising options granted to you in connection with your service as a director or employment as an executive officer, selling shares of common stock acquired pursuant to such options, selling shares of common stock originally received as restricted stock.

If you engage in a transaction that violates these trading blackout restrictions, you can be required to disgorge your profits from the transaction and you could be subject to other penalties.

Questions or Additional Information

The limitations described above apply in addition to the other restrictions on trading activity under the Company’s policies on insider trading. In order to avoid any inadvertent violations of the blackout period restrictions, you should continue to direct questions about, and requests for pre-clearance of, your transactions in the Company’s securities in accordance with our standard procedures.

In addition, during the blackout period, you may obtain, without charge, information about the blackout period, including whether the blackout period has begun or ended, by contacting Lisa A. Muschong, Corporate Secretary, by telephone at (313) 235-8870, or Bruce D. Peterson, Senior Vice President and General Counsel at (313) 235-5616, or in writing, at DTE Energy Company, One Energy Plaza, Detroit, MI 48226.